                                                                  EXHIBIT 10.8.4

   DESCRIPTION OF THE REINSURANCE AGREEMENT FOR 2005 BETWEEN ACIC AND GENERAL
               REINSURANCE CORPORATION EFFECTIVE JANUARY 1, 2005

The Company, on behalf of American Compensation Insurance Company (ACIC), its wholly owned subsidiary, entered into reinsurance contracts for the fiscal year beginning January 1, 2005. The following summarizes the significant terms of these reinsurance agreements.

LIABILITY OF THE REINSURER

The Reinsurers shall pay to ACIC, with respect to Workers' Compensation and Employers' Liability Business, the amount of Net Loss for each Occurrence, as defined in the contracts, in excess of ACIC's retention, but not exceeding the Limits of Liability of the Reinsurer as follows:

LOSS LAYER                          REINSURER                                 COMMENT
$4,000,000 excess $1,000,000        General Reinsurance Corporation           Non Minnesota losses

$5,000,000 excess $5,000,000        General Reinsurance Corporation           Non Minnesota losses

$10,000,000 excess $10,000,000      General Reinsurance Corporation           Non Minnesota losses.
                                                                              Net loss for any
                                                                              one employee shall
                                                                              not exceed
                                                                              $10,000,000

Excess of $20,000,000                                                         100% retained by ACIC
                                                                              Non Minnesota losses

COMMENCEMENT AND TERMINATION

The agreements shall apply to new and renewal policies of ACIC becoming effective at and after 12:01 A.M., January 1, 2005, and to policies in force at 12:01 A.M., January 1, 2005, with respect to losses resulting from occurrences taking place at or after the aforesaid time and date.

Parties may terminate these agreements at any December 31st by sending to the other, by registered mail to its principal office, not less than 90 days prior written notice. The Reinsurer may also terminate the agreements in the event of significant adverse events at ACIC or in the event of a change in control of ACIC or RTW, Inc.

REINSURANCE PREMIUM

ACIC agreed to pay the reinsurers based on premiums earned for each Loss layer as shown above. These rates are similar to the rates that we paid in 2004.